UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — January 18, 2011
PAA Natural Gas Storage, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34722	27-1679071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 Clay Street, Suite 1500, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
713-646-4100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
          In accordance with General Instruction B.2 of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such a filing.
          PAA Natural Gas Storage, L.P. (“PNG”) has provided the following update regarding the incident and fire that occurred on January 12, 2011, at its Bluewater Natural Gas Storage facility (“Bluewater”) located in St. Clair County, Michigan:
•	The cause of the incident remains under review and the assessment of impact on operations is ongoing, but damage from the incident is believed to be limited to the portion of Bluewater’s gas handling facility that removes liquids from natural gas that is withdrawn from one of the two offsite storage reservoirs at Bluewater before it is injected into pipelines for transportation. Accordingly, PNG does not believe the damage will have a significant or extended impact on injection operations at Bluewater.

•	PNG believes it has adequate withdrawal capacity to meet anticipated customer withdrawal requirements for the remainder of the 2010/2011 withdrawal season due to a combination of withdrawal capacity from (i) Bluewater’s other storage reservoir; (ii) PNG’s leased storage capacity in the market area; and (iii) other currently available operational and commercial alternatives.

•	PNG believes the event will be covered by property damage insurance and business interruption insurance if necessary. The deductible for property damage is $500,000 and the time horizon before business interruption insurance applies is 45 days. PNG noted, however, that business interruption insurance has certain limitations with respect to lost revenues and may not cover all revenues that would have otherwise been realized.

•	Based on currently available information and assuming timely receipt of any required regulatory approvals and permits with respect to repairing or replacing damaged equipment and returning the undamaged portion of the facility to operations, PNG believes that:
•	with certain exceptions, the operational impact of the incident on its primary gas storage activities should be largely confined to the first quarter of 2011.
•	Reconstruction of the gas handling facilities, which are generally utilized on a limited basis during the summer months, will extend beyond the first quarter; and

•	the facility’s liquids removal volumes may be negatively affected beyond the first quarter.
•	the financial impact of the incident, including lost revenues, repairs and incidental expenses (but excluding incremental market opportunities), net of insurance, will be less than $5 million, which represents approximately 0.5% of PNG’s total assets.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAA NATURAL GAS STORAGE, L.P.
Date: January 18, 2011	By:	PNGS GP LLC, its general partner

	By:	/s/ Al Swanson
		Name:	Al Swanson
		Title:	Senior Vice President and CFO

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